UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 19, 2015
Date of Earliest Event Reported: June 18, 2015

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Suite 250
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Unit Offering

On June 19, 2015, Vertex Energy, Inc. (the “Company”, “we” and “us”) entered into a Unit Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”), pursuant to which the Company agreed to sell to the Investors an aggregate of 8,064,534 units (the “Units”), each consisting of (i) one share of Amended and Restated Series B Convertible Preferred Stock of the Company, $0.001 par value per share (the “Series B Preferred Stock”) and (ii) one warrant to purchase one-half of a share of common stock of the Company, $0.001 par value per share (each a “Warrant” and collectively, the “Warrants”). The Units were agreed to be sold at a price of $3.10 per Unit (the “Unit Price”) (a 6.1% premium to the closing bid price of the Company’s common stock on the NASDAQ Capital Market on the date the Purchase Agreement was entered into which was $2.91 per share (the “Closing Bid Price”)). The Warrants have an exercise price of $2.92 per share ($0.01 above the Closing Bid Price). Total gross proceeds from the offering of the Units (the “Offering”) will be $25.0 million.

Craig-Hallum Capital Group LLC (the “Placement Agent”) acted as exclusive placement agent in connection with the Offering. The Placement Agent will receive a commission equal to 6.5% of the gross proceeds (less $4.0 million raised from certain investors in the Offering for which they will receive no fee) from the Offering, for an aggregate commission of $1.365 million.

As described in greater detail below, the holders of the Series B Preferred Stock have the right to convert such preferred stock shares into common stock of the Company on a one-for-one basis, subject to certain restrictions described below. The number of shares of common stock issuable upon the complete conversion of the Series B Preferred Stock (not including any dividends which, pursuant to the terms of the Series B Preferred Stock may be paid in shares of common stock of the Company) and complete exercise of the Warrants sold in the Offering (i.e., Warrants to purchase an aggregate of 4,032,267 shares of common stock), would total 12,096,801 shares or 43.0% of our issued and outstanding shares of common stock immediately prior to our entry into the Purchase Agreement.

We intend to use the net proceeds from the Offering to repay amounts owed under the terms of that certain Credit and Guaranty Agreement entered into between the Company, Vertex Energy Operating, LLC, substantially all of our subsidiaries, Goldman Sachs Specialty Lending Holdings, Inc. (the “Lender”) and Goldman Sachs Bank USA, as administrative agent for the Lender (“Agent”), dated as of and originally entered into on May 2, 2014, as amended, restated, modified, supplemented, refinanced, renewed, extended, and revised from time to time (the “Credit Agreement”), in the amount of at least $15.1 million and for general corporate and working capital purposes.

The Purchase Agreement contains customary representations and warranties and covenants of the Company and is subject to customary closing conditions. The Company anticipates that the Offering will close on or about June 22, 2015, subject to the satisfaction or waiver of the closing conditions.

The Series B Preferred Stock will be subject to the terms and conditions and have the rights and preferences set forth in the Amended and Restated Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Preferred Stock (the “Designation”), which the Company plans to file with the Secretary of State of Nevada after the date of this filing and prior to the closing of the Offering. The Series B Preferred Stock accrues a dividend, payable quarterly in arrears (based on calendar quarters), in the amount of 6% per annum of the original issuance price of the Series B Preferred Stock ($3.10 per share or $25.0 million in aggregate).

The dividend is payable by the Company, at the Company’s election, in registered common stock of the Company (if available) or cash. In the event dividends are paid in registered common stock of the Company, the number of shares payable will be calculated by dividing (a) the accrued dividend by (b) 90% of the arithmetic average of the volume weighted average price (VWAP) of the Company’s common stock for the 10 trading days immediately prior to the applicable date of determination (the “Dividend Stock Payment Price”). Notwithstanding the foregoing, in no event may the Company pay dividends in common stock unless the applicable Dividend Stock Payment Price is above the Closing Bid Price. If the Company is prohibited from paying the dividend in cash (due to contractual senior credit agreements or other restrictions) or is unable to pay the dividend in registered common stock, the dividend will be paid in kind in Series B Preferred Stock shares at the original Unit Price.

The Series B Preferred Stock include a liquidation preference (in the amount of the Unit Price) which is junior to the Company’s previously outstanding shares of preferred stock, senior credit facilities and other debt holders as provided in further detail in the Designation.

The Series B Preferred Stock (including accrued and unpaid dividends) is convertible into shares of the Company’s common stock at the holder’s option at any time after closing at the Unit Price (initially a one-for-one basis). If the Company’s common stock trades at or above $6.20 per share (200% of the Unit Price) for a period of 20 consecutive trading days at any time following the earlier of (a) the effective date of the resale registration statement (described below), or (b) six months after the closing of the Offering, the Company may at such time force conversion of the Series B Preferred Stock (including accrued and unpaid dividends) into common stock of the Company.

The Series B Preferred Stock votes together with the common stock on an as-converted basis, provided that each holder’s voting rights are subject to and limited by the Beneficial Ownership Limitation described below.

The Company has the option to redeem the outstanding shares of Series B Preferred Stock at the Unit Price plus any accrued and unpaid dividends on such Series B Preferred Stock redeemed, at any time beginning two years after the closing of the Offering and the Company is required to redeem the Series B Preferred Stock at the Unit Price plus any accrued and unpaid dividends on the five year anniversary of the closing of the Offering. Notwithstanding either of the foregoing, the Series B Preferred Stock may not be redeemed unless and until amounts outstanding under the Credit Agreement have been paid in full.

The Warrants are exercisable beginning 185 days after the date of the closing of the Offering and have a term of 5.5 years. The Warrants contain a cashless exercise provision in connection with any shares that are not then registered by the Company.

Both the Series B Preferred Stock and the Warrants contain a provision prohibiting the conversion of the Series B Preferred Stock and the exercise of the Warrants, into common stock of the Company, if upon such conversion or exercise, as applicable, the holder thereof would beneficially own more than 9.999% of the Company’s then outstanding common stock (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation does not apply to forced conversions undertaken by the Company pursuant to the terms of the Designation (summarized above).

In addition, under the Purchase Agreement, the Company has agreed to register the shares of common stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants under the Securities Act of 1933, as amended, for resale by the Investors. The Company has committed to file a registration statement on Form S-1 by the 30th day following the closing of the Offering and to cause the registration statement to become effective by the 90th day following the closing (or, in the event of a “full review” by the Securities and Exchange Commission, the 120th day following the closing). The Purchase Agreement provides for liquidated damages upon the occurrence of certain events, including, but not limited to, the failure by the Company to cause the registration statement to become effective by the deadlines set forth above. The amount of the liquidated damages is 1.0% of the aggregate subscription amount paid by an Investor for the Units affected by the event that are still held by the Investor upon the occurrence of the event, due on the date immediately following the event that caused such failure (or the 30th day following such event if the event relates to the suspension of the registration statement as described in the Purchase Agreement), and each 30 days thereafter, with such payments to be prorated on a daily basis during each 30 day period, subject to a maximum of an aggregate of 6% per annum.

Under the Purchase Agreement, the Company has agreed to indemnify the Investors for liabilities arising out of or relating to (i) any untrue statement of a material fact contained in the registration statement, (ii) any inaccuracy in the representations and warranties of the Company contained in the Purchase Agreement or the failure of the Company to perform its obligations under the Purchase Agreement and (iii) any failure by the Company to fulfill any undertaking included in the registration statement, subject to certain exceptions. The Investors, severally, and not jointly agreed to indemnify the Company against (i) any failure by such Investor to comply with the covenants and agreements contained in the Purchase Agreement and (ii) any untrue statement of a material fact contained in the registration statement to the extent such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of that Investor specifically for use in preparation of the registration statement, subject to certain exceptions.

The Company agreed pursuant to the Purchase Agreement, that until 60 days following effectiveness of the registration statement filed to register the shares of common stock underlying the Series B Preferred Stock and Warrants (the “Lock-Up Period”), to not offer or sell any common stock or securities convertible or exercisable into common stock, except pursuant to certain exceptions described in the Purchase Agreement, and each of the Company’s officers and directors agreed to not sell or offer for sale any shares of common stock until the end of the Lock-Up Period, subject to certain exceptions.

The foregoing summary of the Purchase Agreement, Designation and Warrants are qualified in their entirety by reference to the full text of the Purchase Agreement, Designation and Form of Warrant, which are attached hereto as Exhibits 10.1 and 3.1 and incorporated by reference to Exhibit B of the Purchase Agreement, attached hereto as Exhibit 10.1, and are incorporated herein by reference.

Third Amendment to Credit and Guaranty Agreement and First Amendment to Warrant

On June 18, 2015, the Company entered into the Third Amendment to Credit and Guaranty Agreement (the “Third Amendment”), which amended the Credit Agreement (defined above). The Credit Agreement, the First Amendment and Second Amendment thereto are described in greater detail in the Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 6, 2014, December 9, 2014, and March 31, 2015, respectively.

The amendments to the Credit Agreement effected by the Third Amendment include, but are not limited to:

•	Extending the time period pursuant to which we are required to make certain post-closing deliverables pursuant to the terms of the Credit Agreement.

•
Providing that we are not required to meet certain debt and leverage covenants for certain periods extending until March 31, 2016 (previously we were required to meet such covenants beginning with the quarter ended December 31, 2015).

•
Extending the date we are required to begin making required prepayments under the terms of the Credit Agreement, in an amount equal to 100% of the extent total consolidated debt exceeds (x) total consolidated EBITDA (as calculated pursuant to the agreement) multiplied by (y) the maximum debt leverage ratios described in the Credit Agreement, until March 31, 2016 (previously no payments were required to be made through December 31, 2015).

•
Reducing certain required consolidated EBITDA targets pursuant to the terms of the Credit Agreement to be more favorable to the Company, including reducing such targets to $250,000, $1.5 million, $4.25 million, $7.25 million and $9.5 million for the quarters ended September 30, 2015, December 31, 2015, March 31, 2016, June 30, 2016 and September 30, 2016 (and each quarter thereafter), respectively, compared to $3 million, $5.5 million, $8 million, $9 million and $10 million, respectively.

•
Extending the date we are required to begin meeting various leverage ratios and consolidated EBITDA targets as set forth in the Credit Agreement from December 31, 2015 and June 30, 2015, to March 31, 2016 and September 30, 2015, respectively.

As additional consideration for the Lender agreeing to the terms of the Third Amendment, we agreed to modify, pursuant to a First Amendment to Warrant, the terms of our prior March 26, 2015 warrant granted to Goldman, Sachs & Co., an affiliate of the Lender (such initial holder and its assigns, if any, the “Holder”) to purchase 1,766,874 shares of our common stock (the “Lender Warrant”), the terms of which are described in greater detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2015.  Pursuant to the First Amendment to Warrant, we agreed to reduce the exercise price of the Lender Warrant to $2.778 per share (the 30 day volume weighted average price of our common stock as of the date of our entry into the Third Amendment) from $3.395828553 per share, and that in the event we issue any preferred stock (including the Series B Preferred Stock described above) that the lowest exercise price associated with any warrants or similar convertible securities issued in connection with such preferred stock offering shall become the exercise price of the Lender Warrant; provided that, if the Company does not issue preferred stock on or prior to June 30, 2015, then the exercise price of the Lender Warrant is reduced to the lowest closing price per share of our common stock on any date between March 26, 2015 and June 30, 2015. Assuming the Offering described above closes, the exercise price of the Lender Warrant will automatically be adjusted to $2.92 per share; provided further that pursuant to the terms of the Lender Warrant, in the event we pay at least $15.1 million to the Lender pursuant to the terms of the Credit Agreement and Lender Warrant by June 30, 2015, which is our intention following the closing of the Offering, the Lender Warrant and all rights thereunder terminate and are cancelled automatically.

The foregoing summary of the Third Amendment and First Amendment to Warrant are qualified in their entirety by reference to the full text of the Third Amendment and First Amendment to Warrant, which are attached as Exhibits 10.2 and 10.3 hereto and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information in Item 1.01 relating to the Offering, Units, Series B Preferred Stock, Warrants and Lender Warrant, is incorporated by reference into this Item 3.02. The Units (including the shares of Series B Preferred Stock and the Warrants) were offered and will be sold to the Investors under the Purchase Agreement in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D of the Securities Act. Each of the Investors represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and is acquiring the Units for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Units were offered without any general solicitation by the Company or its representatives. The Units have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K, nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy Units or other securities of the Company.

In the event of the complete conversion of the shares of Series B Preferred Stock agreed to be sold in the Offering (and not including the issuance of any shares of common stock or if applicable payment-in-kind shares of Series B Preferred Stock issued in connection with accrued dividends due under the terms of the Series B Preferred Stock) and disregarding any conversion limitations set forth in the Designation (or otherwise agreed between the parties), a total of 8,064,534 shares of common stock would be issuable to the holders. In the event the Warrants were exercised in full and disregarding any conversion limitations set forth in the Warrants (or otherwise agreed between the parties), a total of 4,032,267 shares of common stock would be issuable to the holders.

We also claim an exemption from registration for our entry into the First Amendment to Warrant in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D of the Securities Act as the Holder previously represented to us that it was an accredited investor within the meaning of Rule 501(a) of Regulation D, and is acquiring the Lender Warrant for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Lender Warrant was offered without any general solicitation by the Company or its representatives. The Lender Warrant has not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 3.03 Material Modification to Rights of Security Holders.

The information in Item 1.01 relating to the Series B Preferred Stock and the Designation is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As described above in Item 1.01, shortly after the filing of this report, we plan to file the Designation with the Secretary of State of Nevada.  The information in Item 1.01 relating to the Series B Preferred Stock and the Designation is incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

A copy of the Company’s press release announcing the entry into the Purchase Agreement and related transactions in connection with the Offering is furnished herewith as Exhibit 99.1.

The information responsive to Item 8.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1*	Form of Amended and Restated Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Preferred Stock
10.1*	Form of Unit Purchase Agreement dated June 19, 2015 by and between Vertex Energy, Inc. and the purchasers named therein
10.2*
Third Amendment to Credit and Guaranty Agreement dated June 18, 2015, by and between Vertex Energy Operating, LLC, Vertex Energy, Inc., certain of the Company’s subsidiaries, Goldman Sachs Specialty Lending Holdings, Inc. (“Lender”) and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent for Lender

10.3*	First Amendment to Common Stock Purchase Warrant to purchase 1,766,874 shares of common stock dated June 18, 2015, by Vertex Energy, Inc., in favor of Goldman, Sachs & Co.
10.4	Form of Warrant (incorporated by reference to Exhibit B of the Form of Unit Purchase Agreement filed herewith as Exhibit 10.1)
99.1**	Press release dated June 19, 2015

* Filed herewith.

 ** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: June 19, 2015	By: /s/ Chris Carlson
Chris Carlson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Form of Amended and Restated Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Preferred Stock
10.1*	Form of Unit Purchase Agreement dated June 19, 2015 by and between Vertex Energy, Inc. and the purchasers named therein
10.2*
Third Amendment to Credit and Guaranty Agreement dated June 18, 2015, by and between Vertex Energy Operating, LLC, Vertex Energy, Inc., certain of the Company’s subsidiaries, Goldman Sachs Specialty Lending Holdings, Inc. (“Lender”) and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent for Lender

10.3*	First Amendment to Common Stock Purchase Warrant to purchase 1,766,874 shares of common stock dated June 18, 2015, by Vertex Energy, Inc., in favor of Goldman, Sachs & Co.
10.4	Form of Warrant (incorporated by reference to Exhibit B of the Form of Unit Purchase Agreement filed herewith as Exhibit 10.1)
99.1**	Press release dated June 19, 2015

* Filed herewith.

 ** Furnished herewith.